December 11, 2000

Dear Shareholder of ePHONE Telecom, Inc.:

         As you may already be aware from our recent press release there have been additional directors elected to the board and a new management team appointed for ePHONE Telecom, Inc. (the "Company"). These changes were supported in writing by shareholders owning approximately 57% of the outstanding shares of common stock of the Company. Enclosed with this letter is a copy of the notice we are required to provide pursuant to Section 607.0704(3) of the Florida Business Corporation Act to shareholders who did not sign written consents effecting the actions required to elect new directors.

         The new members of the board are:

Robert G. Clarke, who was the former Chairman, President and Chief Executive Officer of the Company

Anthony F. Balinger, President of 7bridge Systems Ltd., the Company's strategic partner, based in Hong Kong.

Charlie Rodriguez, who was the former Chief Financial Officer of the Company, and Walter Pickering, both of whom have served as Directors of other public companies, including Waverider Communications Inc.

All of these individuals have prior public company experience in the United States and elsewhere.

         In addition, Robert Clarke was appointed as Chairman, President and CEO and Charlie Rodriguez was appointed as Chief Financial Officer. Mr. Row Zadeh and Mr. Bahram Ossivand have resigned from their positions as directors and officers of the Company.

Shareholder of ePHONE Telecom, Inc.
December 11, 2000
Page 2





Business Objectives

         The fundamental reason for these changes is that these shareholders felt the direction and management of the Company could be significantly improved in a number of areas, most importantly in its business operations. The new directors and the new management team - which will be strengthened in the coming months - accept that the Company's performance will be the key indicator of the success of this change.

         In the prevailing market conditions revenues and profits are the defining measures of business performance and the current management is focused on creating a functioning, worldwide network serving customers in a number of national markets in the shortest time possible. We anticipate additional news will be available as our activities bear results.

         In addition to organic or internal growth of the network, the current business climate presents a number of interesting opportunities for potential acquisitions and we plan to pursue such opportunities. Several potential transactions are already undergoing the early stages of due diligence. If we are successful in executing acquisitions on terms acceptable to management of the Company, this has the potential to increase the Company's growth.

Investor Relations

         One area that will have increased focus is Investor Relations. The Company is aware that many investors have felt that additional resources should be committed to Investor Relations and management is immediately implementing a renewed commitment to this function. In addition to an added internal focus on Investor Relations the Company is in the process of retaining an external professional Investor Relations firm. An announcement is expected shortly and we believe the benefits of this renewed approach will become evident in the coming weeks.

ePHONE Technologies Inc.

         One aspect of the recent changes that may be causing some confusion is the creation of ePHONE Technologies ("EPT"). This is a separate company that has been established by Mr. Row Zadeh, the former Chairman, CEO and President of the Company and certain employees. EPT has a service and technical support and development agreement with the Company.

         This arrangement offers a number of advantages to the Company. It secures technical support for the existing Array 3000 gateways and facilitates the continued development of VoIP products. It also retains at the Company's disposal technical expertise while permitting the Company to focus on the rollout of its network and services. At the same time, it does not preclude any other technical choices that the Company might wish to make. The Company already has agreements with other technology vendors and we plan to continue to maintain and expand these arrangements.

Conclusion

         Actions speak louder than words. We appreciate your support and belief in the Company. It is our goal, in the coming months, to demonstrate to you that your support is not misplaced.

                                                     Yours truly,

                                                     Robert G. Clarke
                                                     Chairman, President and
                                                     Chief Executive Officer

                                December 11, 2000



Dear Shareholder of ePHONE Telecom, Inc.:

         Effective December 1, 2000, ePHONE Telecom, Inc. (the "Company") received written consents from shareholders holding approximately 57% of the Company's outstanding common stock taking the following actions, waiving notice and without a meeting, pursuant to Section 607.0704 of the Florida Business Corporation Act:

1. Repealing Article III, Section 12 of the Amended and Restated By-Laws of the Company.

2. Amending and restating Article III, Section 2 of the By-Laws of the Company as follows:

                  "SECTION 2. Number, Qualifications, Election and Term of Office. The Board shall consist of nine members. Members of the Board need not be residents of the State of Florida and need not be shareholders of the Corporation. Directors shall be elected at the annual meeting of the shareholders and the term of office of each director shall be until the next annual meeting of shareholders and the election and qualification of a successor."

3. Electing the following individuals to serve as Directors of the Company to fill the vacancies created by increasing the membership of the Board of Directors from five members to nine members:

         a.       Anthony Balinger

         b.       Robert Clarke

         c.       Charlie Rodriguez

         d.       Walter Pickering

         The effect of repealing Article III, Section 12 of the By-Laws is that the By-Laws of the Company no longer govern the issue of when and under what circumstances Directors of the Company may be removed from office. Pursuant to
Section 607.0808(1) of the Florida Business Corporation Act, Directors of the Company may be removed, with or without cause, by the holders of a majority of the outstanding common stock of the Company.

         The effect of the amendment and restatement of Article III, Section 2 of the By-Laws is to increase the size of the Board of Directors from five members to nine members.

         As noted above, the new directors named by the shareholders to fill the four vacancies created by incresasing the size of the Board of Directors from five members to nine members are Robert G. Clarke, who was formerly Chairman of the Board of the Company, Anthony F. Balinger, President of 7bridge Systems Ltd. of Hong Kong, Charlie Rodriguez and Walter Pickering who have served as directors of other public companies, including Waverider Communications Inc. More detailed biographies of Messrs. Clarke, Rodriquez, Balinger and Pickering are attached hereto as Schedule I.

         This letter serves as written notice pursuant to Section 607.0704(3) of the Florida Business Corporation Act to the shareholders of the Company who did not execute written consents of the taking of the above described actions. None of the actions taken by the consenting shareholders entitles you to dissenters rights under the Florida Business Corporation Act.

         The Company also wishes to advise you that, effective December 1, 2000, the Company accepted the resignations of Row Zadeh and Bahram Ossivand as Directors of the Company. On that date, the Company has also accepted the resignation of Mr. Zadeh as President and Chief Executive Officer and Mr. Ossivand as Chief Financial Officer. Robert G. Clarke has been appointed as the new Chairman, President and Chief Executive Officer of the Company and Charlie Rodriguez has been appointed as Chief Financial Officer and Vice President - Corporate Affairs of the Company.

         In connection with departing the Company, Mr. Zadeh, together with certain other current employees of the Company, has formed a new company named ePHONE Technologies, Inc. The Company and ePHONE Technologies have entered into a Support and Development Agreement under which ePHONE Technologies has agreed to provide certain software development and technical support services to the Company. As part of the Support and Development Agreement, the Company has made an investment in ePHONE Technologies for which the Company received a 20% ownership interest in ePHONE Technologies.

                                                     Sincerely,

                                                     Robert G. Clarke
                                                     Chairman, President and
                                                     Chief Executive Officer

                                                                      SCHEDULE I
                          BIOGRAPHIES OF NEW DIRECTORS

Robert G. Clarke. Mr. Clarke, 55, has been appointed as Chairman, President and Chief Executive Officer of the Company. Mr. Clarke previously served in these roles at the Company, having been Director, President and Chief Executive Officer of the Company on June 3, 1999. Effective August 9, 1999, he resigned as President and Chief Executive Officer, and was appointed Chairman of the Board of the Company. Mr. Clarke was re-appointed President and Chief Executive Officer on March 9, 2000 and served in that role until April 1, 2000. Mr. Clarke remained as a Director until the Company's 2000 Annual Meeting of Shareholders on September 25, 2000, at which time, his term as a Director expired. Since stepping down as President and Chief Executive Officer of the Company, Mr. Clarke has been involved in the founding and operation of 7bridge Systems Ltd. of Hong Kong, which entered into a strategic alliance agreement with the Company in July 2000 to market the Company's products and services in Asia. During the last five years, Mr. Clarke has acted an independent business consultant - principally in the area of high tech start-ups - providing advice with respect to public and private financings, creating business plans, assembling management teams and business opportunity assessments. Mr. Clarke holds the degrees of Bachelor of Commerce from Memorial University and Master of Business Administration from the University of Western Ontario.

Charlie Rodriguez. Mr. Rodriguez, 55, has been elected as a Director and appointed as Chief Financial Officer and Vice President - Corporate Affairs of the Company. Mr. Rodriguez previously served as Vice-President of Corporate Affairs and Corporate Secretary of the Company from June 1999 to April 16, 2000. Since resigning from the Company, Mr. Rodriguez has been appointed as Vice President - Corporate Affairs of 7bridge Systems Ltd. of Hong Kong and President of 7bridge Systems America, Inc. Mr. Rodriguez is also President of Management Services of Arizona, a business consulting company specializing in mergers, acquisitions and financing. Prior to that, he served as Chief Financial Officer for Zephyr Technologies, Inc., a biometrics and smartcard software integration company. He was with WaveRider Communications, Inc., a wireless communication company, where he served as a member of the board of directors from January to November 1997, and as President and Chief Executive Officer from May 1995 to January 1997. Mr. Rodriguez has a Masters in Business Administration.

Anthony Balinger. Mr. Balinger, 49, is President of 7bridge Systems Ltd. of Hong Kong. A Fellow of the Hong Kong Institute of Directors, Mr. Balinger is a seasoned telecom professional with 30 years experience in the telecommunications industry. He started his career with British Telecom, where he spent 13 years as a Digital Design engineer. Thereafter he joined Cable & Wireless as a project engineer for Mercury Communications, then transferring to commercial, he headed Mercury's City of London support services. In 1989 he was subsequently transferred to New York to head Cable and Wireless North America's Banking and Finance division. C&W loaned him to OPTUS communications of Australia where he headed the International Products division. In 1993 he joined Executive TeleCard Ltd., (a NASDAQ listed company) as Director of Asia Pacific. In 1995 he joined the Board of Directors of the company. Mr. Balinger went on to serve as Chief Executive and President before finally retiring as Vice Chairman in 1999.

Walter Pickering. Mr. Pickering, 51, has over 20 years of management experience in real estate development, construction and high technology. Since 1988 he has been president of Corporate Information Group Ltd., a high technology consulting firm specializing in market assessment and strategic planning. The firm covers a wide range of technology sectors, including biotechnology, medical devices, telecommunications and information technology. Since 1998 Pickering has been Executive Director of the Canadian Institute for Market Intelligence, a federal corporation working under contract to the National Research Council of Canada. The role of the Institute is to provide competitive intelligence services, due diligence and management of international technology transfer events for small and medium-sized Canadian technology companies. Pickering has worked extensively with the private and public sectors of Japan, China, Hong Kong, Thailand, Singapore and Korea.